MODEL PROMOTIONAL SHARES LOCK-IN AGREEMENT

1. This Promotional Shares Lock-In Agreement ("Agreement"), which is entered into on this 11th day of December, 2000, by and between Kinship Systems, Inc., a Utah Corporation ("Issuer"), whose principal place of business is located at 22 East 100 South, 4th Floor, Salt Lake City, Utah 84111, and Andrew Limpert of 8395 South Park Hurst Circle, Sandy, Utah 84094, ("Security Holder") witnesses that:

     A. The Issuer has filed an application with the Securities Administrator of the State of Utah ("Administrators") to register certain of its Equity Securities for sale to public investors who are residents of that state "(Registration");

     B. The Security Holder is the owner of 49% of the shares of common stock of Issuer, which are deemed and defined as "promotional shares" for the purposes of the Agreement.

     C. As a condition to Registration, the Issuer and Security Holder ("Signatories") agree to be bound by the terms of this Agreement.

II. THEREFORE, the Security Holder agrees not to sell, pledge, hypothecate, assign, grant any option for the sale of, or otherwise transfer or dispose of, whether or not for consideration, directly or indirectly, PROMOTIONAL SHARES as defined in the North American Securities Administrators Association ("NASAA") Statement of Policy on Corporate Securities Definitions and all certificates representing stock dividends, stock splits, recapitalizations, and the like, that are granted to, or received by, the Security Holder while the PROMOTIONAL SHARES are subject to this Agreement ("Restricted Securities").

     A. Beginning two years from the completion date of the public offering, two and one-half percent (2 %%) of the Restricted Securities may be released each quarter pro rata among the Security Holders. All remaining Restricted Securities shall be released from escrow on the anniversary of the fourth year from the completion date of the public offering; OR:

     B.   If the Issuer's AGGREGATE REVENUES are:

          1. $500,000 or more; provided that neither the auditor's report nor any footnote to the issuer's latest audited financial statements contain an opinion or statement regarding the ability of the issuer to continue as a going concern: Beginning one year from the date of completion of the offering, two and one-half percent (2 % %) of PROMOTIONAL SHARES held ire escrow may be released each quarter pro rata among the Depositors. All remaining PROMOTIONAL SHARES shall be released from escrow on the second anniversary from the date of completion of the offering.

III. THEREFORE, the Signatories agree and will cause the following:

     A. In the event of a dissolution, liquidation, merger, consolidation, reorganization, sale or exchange of the Issuer's assets or securities (including by way of tender offer), or any other transaction or proceeding with a person who is not a Promoter, which results in the distribution of the Issuer's assets or securities ("Distribution"), while this Agreement remains in effect that:

          1. All holders of the Issuer's EQUITY SECURITIES will initially share on a pro rata, per share basis in the Distribution, in proportion to the amount of cash or other consideration that they paid per share for their EQUITY SECURITIES (provided that the Administrator has accepted the value of the other consideration), until the shareholders who purchased the Issuer's EQUITY SECURITIES pursuant to the public offering ("Public Shareholders") have received, or have had irrevocably set aside for them, an amount that is equal to one hundred percent (100%) of the public offering's price per share times the number of shares of EQUITY SECURITIES that they purchased pursuant to the public offering and which they still hold at the time of the Distribution, adjusted for stock splits, stock dividends recapitalizations and the like; and

          2. All holders of the Issuer's EQUITY SECURITIES shall thereafter participate on an equal, per share basis times the number of shares of EQUITY SECURITIES they hold at the time of the
               Distribution, adjusted for stock splits, stock dividends, recapitalizations and the like.

          3. The Distribution may proceed on lesser terms and conditions that the terms and conditions stated in paragraphs 1 and 2 above if a majority of the EQUITY SECURITIES that are not held by Security Holders, officers, directors, or Promoters of the Issuer, or their associates or affiliates vote, or consent by consent procedure, to approve the lesser terms and conditions.

     B. In the event of a dissolution, liquidation, merger, consolidation, reorganization, sale or exchange of the Issuer's assets or securities (including by way of tender offer), or any other transaction or proceeding with a person who is a Promoter, which results in a Distribution while this Agreement remains in effect, the Restricted Securities shall remain subject to the terms of this Agreement.

     C. Restricted Securities may be transferred by will, the laws of descent and distribution, the operation of law, or by order of any court of competent jurisdiction and proper venue.

     D. Restricted Securities of a deceased Security Holder may be hypothecated to pay the expenses of the deceased Security Holder's estate. The hypothecated Restricted Securities shall remain subject to the terms of this Agreement. Restricted Securities may not be pledged to secure any other debt.

     E. Restricted Securities may be transferred by gift to the Security Holder's family members, provided that the Restricted Securities shall remain subject to the terms of the Agreement.

     F. With the exception of paragraph A.3 above, the Restricted Securities shall have the same voting rights as similar EQUITY SECURITIES not subject to the Agreement.

     G. A notice shall be placed on the lace o each stock certificate of the Restricted Securities covered by the terms of the Agreement stating that the transfer of the stock evidenced by the certificate is restricted in accordance with the conditions set forth on the reverse side of the certificate; and

     H. A typed legend shall be placed on the reverse side of each stock certificate of the Restricted Securities representing stock covered by this Agreement which states that the sale or transfer of the shares evidenced by the certificate may be subject to certain restrictions until December 15, 2004 pursuant to this Agreement between the Security Holder (whether beneficial or of record) and the Issuer, which agreement is on file with the Issuer and the stock transfer agent from which a copy is available upon request and without charge.

     I. The term of this Agreement shall begin on the date that the Registration is declared effective by the Administrators ("Effective Date") and shall terminate:

          1. On the anniversary of the fourth year from the completion date of the public offering; or

          2. On the date the Registration has been terminated if no securities were sold pursuant thereto; or

          3. If the Registration has been terminated, the date that checks representing all of the gross proceeds that were derived therefrom and addressed to the public investors have been placed in the U. S. Postal Service with first class postage affixed; or

          4. On the date the securities subject to this Agreement become "Covered Securities," as defined under the National Securities Markets Improvement Act of 1996.

     J. This Agreement to be modified only with the written approval of the Administrators.

IV.  THEREFORE, the Issuer will cause the following:

     A. A manually signed copy of the Agreement signed by the Signatories to be filed with the Administrators prior to the Effective Date;

     B. Copies of the Agreement arid a statement of the per share initial public offering price to be provided to the Issuer's stock transfer agent.

     C. Appropriate stock transfer orders to be placed with the Issuer's stock transfer agent against the sale or transfer of the shares covered by the Agreement prior to its expiration, except as may otherwise be provided in the Agreement;

     D. The above stock restriction legends to be placed on the periodic statement sent to the registered owner if the securities subject to this Agreement are uncertificated securities.

Pursuant to the requirements of this Agreement, the Signatories have entered into this Agreement, which may be written in multiple counterparts and each of which shall be considered an original. The Signatories have signed the Agreement in the capacities, and on the dates, indicated.

IN WITNESS WHEREOF, the Signatories have executed this Agreement.

KINSHIP SYSTEMS, 1NC.

By: /s/ Mr. Terry Deru
----------------------
        Mr. Terry Deru
        Its President


Mr. Andrew Limpert
------------------
Printed Name of Security Holder
Its N/A

/s/
------------------
Signature

                   MODEL PROMOTIONAL SHARES LOCK-IN AGREEMENT

I. This Promotional Shares Lock-In Agreement ("Agreement"), which is entered into on this 11th day of December, 2000, by and between Kinship Systems, Inc., a Utah Corporation ("Issuer"), whose principal place of business is located at 22 East 100 South, 4th Floor, Salt Lake City, Utah 84111, and Terry Deru of 1236 East 991 South, Fruit Heights, Utah 84037, ("Security Holder") witnesses that:

     A. The Issuer has filed an application with the Securities Administrator of the State of Utah ("Administrators") to register certain of its Equity Securities for sale to public investors who arc residents of that state "(Registration");

     B. The Security Holder is the owner of 49 of the shares of common stock of Issuer, which are deemed and defined as "promotional shares" for the purposes of the Agreement.

     C. As a condition to Registration, the Issuer and Security Holder ("Signatories") agree to be bound by the terms of this Agreement.

II. THEREFORE, the Security Holder agrees not to sell, pledge, hypothecate, assign, grant any option for the sale of, or otherwise transfer or dispose of, whether or not for consideration, directly or indirectly, PROMOTIONAL SHARES as defined in the North American Securities Administrators Association ("NASAA") Statement of Policy on Corporate Securities Definitions and all certificates representing stock dividends, stock splits, recapitalizations, and the like, that are granted to, or received by, the Security Holder while the PROMOTIONAL SHARES are subject to this Agreement ("Restricted Securities").

     A. Beginning two years from the completion date of the public offering, two and one-half percent (2'/z%) of the Restricted Securities may be released each quarter pro rata among the Security Holders. All remaining Restricted Securities shall be released from escrow on the anniversary of the fourth year from the completion date of the public offering; OR:

     B.   If the Issuer's AGGREGATE REVENUES are:

          1. $500,000 or more; provided that neither the auditor's report nor any footnote to the issuer's latest audited financial statements contain an opinion or statement regarding the ability of the issuer to continue as a going concern: Beginning one year from the date of completion of the offering, two and one-half percent (2-1/2 %) of PROMOTIONAL SHARES held in escrow may be released each quarter pro rata among the Depositors. All remaining PROMOTIONAL SHARES shall be released from escrow on the second anniversary from the date of completion of the offering.

III. THEREFORE, the Signatories agree and will cause the following:

     A. In the event of a dissolution, liquidation, merger, consolidation, reorganization, sale or exchange of the Issuer's assets or securities (including by way of tender offer), or any other transaction or proceeding with a person who is not a Promoter, which results in the distribution of the Issuer's assets or securities ("Distribution"), while this Agreement remains in effect that:

          1. All holders of the Issuer's EQUITY SECURITIES will initially share on a, pro rata, per share basis in the Distribution, in proportion to the amount of cash or other consideration that they paid per share for their EQUITY SECURITIES (provided that the Administrator has accepted the value of the other consideration), until the shareholders who purchased the Issuer's EQUITY SECURITIES pursuant to the public offering ("Public Shareholders") have received, or have had irrevocably set aside for them, an amount that is equal to one hundred percent (100%) of the public offering's price per share times the number of shares of EQUITY SECURITlES that they purchased pursuant to the public offering and which they still hold at the time of the Distribution, adjusted for stock splits, stock dividends recapitalizations and the like; and

          2. All holders of the Issuer's EQUITY SECURITIES shall thereafter participate on an equal, per share basis times the number of shares of EQUITY SECURITIES they hold at the time of the
               Distribution, adjusted for stock splits, stock dividends, recapitalizations and the like.

          3. The Distribution may proceed on lesser terms and conditions that the terms and conditions stated in paragraphs 1 and 2 above if a majority of the EQUITY SECURITIES that are not held by Security Holders, officers, directors, or Promoters of the Issuer, or their associates or affiliates vote, or consent by consent procedure, to approve the lesser terns and conditions.

     B. In the event of a dissolution, liquidation, merger, consolidation, reorganization, sale or exchange of the Issuer's assets or securities (including by way of tender offer), or any other transaction or proceeding with a person who is a Promoter, which results in a Distribution while this Agreement remains in effect, the Restricted Securities shall remain subject to the terms of this Agreement.

     C. Restricted Securities may be transferred by will, the laws of descent and distribution, the operation of law, or by order of any court of competent jurisdiction and proper venue.

     D. Restricted Securities of a deceased Security Holder may be hypothecated to pay the expenses of the deceased Security Holder's estate. The hypothecated Restricted Securities shall remain subject to the terms of this Agreement. Restricted Securities may not be pledged to secure any other debt.

     E. Restricted Securities may be transferred by gift to the Security Holder's family members, provided that the Restricted Securities shall remain subject to the terms of the Agreement.

     F. With the exception of paragraph A.3 above, the Restricted Securities shall have the same voting rights as similar EQUITY SECURITIES not subject to the Agreement.

     G. A notice shall be placed on the face o each stock certificate of the Restricted Securities covered by the terms of the Agreement stating that the transfer of the stock evidenced by the certificate is restricted in accordance with the conditions set forth on the reverse side of the certificate; and

     H. A typed legend shall be placed on the reverse side of each stock certificate of the Restricted Securities representing stock covered by this Agreement which states that the sale or transfer of the shares evidenced by the certificate may be subject to certain restrictions until December 15, 2004 pursuant to this Agreement between the Security Holder (whether beneficial or of record) and the Issuer, which agreement is on file with the Issuer and the stock transfer agent from which a copy is available upon request and without charge.

     I. The term of this Agreement shall begin on the date that the Registration is declared effective by the Administrators ("Effective Date") and shall terminate:

          1. On the anniversary of the fourth year from the completion date of the public offering; or

          2. On the date the Registration has been terminated if no securities were sold pursuant thereto; or

          3. If the Registration has been terminated, the date that checks representing all of the gross proceeds that were derived therefrom and addressed to the public investors have been placed in the U. S. Postal Service with first class postage affixed; or

          4. On the date the securities subject to this Agreement become "Covered Securities," as defined under the National Securities Markets Improvement Act of 1996.

     J. This Agreement to be modified only with the written approval of the Administrators.

IV.  THEREFORE, the Issuer will cause the following:

     A. A manually signed copy of the Agreement signed by the Signatories to be filed with the Administrators prior to the Effective Date;

     B. Copies of the Agreement and a statement of the per share initial public offering price to be provided to the Issuer's stock transfer agent.

     C. Appropriate stock transfer orders to be placed with the Issuer's stock transfer agent against the sale or transfer of the shares covered by the Agreement prior to its expiration, except as may otherwise be provided in the Agreement;

     D. The above stock restriction legends to be placed on the periodic statement sent to the registered owner if the securities subject to this Agreement are uncertificated securities.

Pursuant to the requirements of this Agreement, the Signatories have entered into this Agreement, which may be written in multiple counterparts and each of which shall be considered an original. The Signatories have signed the Agreement in the capacities, and on the dates, indicated.

IN WITNESS W.HIRIOF, the Signatories have executed this Agreement.

KINSHIP SYSTEMS, INC.

By /s/ Mr. Andrew Limpert
-------------------------
       Mr. Andrew Limpert
       Its Vice President


Mr. Terry Deru
--------------
Printed Name of Security Holder

Its N/A

/s/
---------------
Signature